                                                             Exhibit (h)(2)(vi)

                              FOURTH AMENDMENT TO
                       ADMINISTRATIVE SERVICES AGREEMENT

   This Amendment made as of September 17, 2007, by and between Natixis Asset Management Advisors, L.P. ("Natixis Advisors") (formerly IXIS Asset Management Advisors, L.P.), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust III, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II (collectively, the "Trusts") and Hansberger International Series ("Hansberger Series Funds").

   WHEREAS, Natixis Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005 (the "Agreement"), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts; and

   WHEREAS, the Hansberger Series Funds is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, the Hansberger Series Funds desire to employ Natixis Advisors to provide certain administrative services to the Hansberger Series Funds in the manner and on the terms set forth in the Agreement and Natixis Advisors wishes to perform such services; and

   WHEREAS, Natixis Advisors, Hansberger Series Funds and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust names and Portfolios and the addition of Hansberger Series Funds;

   NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors, the Trusts and the Hansberger Series Funds hereby agree as follows:

       1. Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

       2. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

       3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ASSET MANAGEMENT ADVISORS, L.P.

By Natixis Distribution Corporation, its general partner


By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, President
    and Chief Executive
    Officer

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST III
NATIXIS FUNDS TRUST IV
NATIXIS CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II
HANSBERGER INTERNATIONAL SERIES


By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, President

LOOMIS SAYLES FUNDS I

By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, Executive
    Vice President

                                                                     Schedule A
                               Trust Portfolios
                           As of: September 17, 2007


             Natixis Funds Trust I

             CGM Advisor Targeted Equity Fund

             Hansberger International Fund

             Natixis Income Diversified Portfolio

             Natixis U.S. Diversified Portfolio

             Natixis Value Fund

             Loomis Sayles Core Plus Bond Fund

             Vaughan Nelson Small Cap Value Fund

             Westpeak 130/30 Growth Fund


             Natixis Funds Trust II

             Harris Associates Large Cap Value Fund

             Loomis Sayles Massachusetts Tax Free Income Fund


             Natixis Funds Trust III

             Harris Associates Focused Value Fund

             Natixis Moderate Diversified Portfolio


             Natixis Funds Trust IV

             AEW Real Estate Fund


             Natixis Cash Management Trust


             Natixis Cash Management Trust - Money Market Series


             Loomis Sayles Funds I

             Loomis Sayles Bond Fund

             Loomis Sayles Fixed Income Fund

             Loomis Sayles Global Bond Fund

             Loomis Sayles High Income Opportunities Fund*

             Loomis Sayles Inflation Protected Securities Fund

             Loomis Sayles Institutional High Income Fund

             Loomis Sayles Intermediate Duration Fixed Income Fund

             Loomis Sayles Investment Grade Fixed Income Fund

             Loomis Sayles Securitized Asset Fund*

             Loomis Sayles Small Cap Value Fund


* With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that Natixis Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. ("Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

Loomis Sayles Funds II

Loomis Sayles Mid Cap Growth Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Municipal Income Fund

Loomis Sayles Research Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Tax-Managed Equity Fund

Loomis Sayles Value Fund

Loomis Sayles Global Markets Fund


Hansberger International Series

Hansberger Emerging Markets Fund

Hansberger International Value Fund

Hansberger International Growth Fund

Hansberger International Core Fund

Hansberger All Countries Fund (not operational)